UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2021

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05.  Costs Associated with Exit or Disposal Activities

On September 25, 2021, FormFactor, Inc. (“we”, "the Company" or “FormFactor”) adopted restructuring plans to improve its business effectiveness and streamline its operations. The Company is consolidating certain manufacturing facilities for both the Probe Cards segment and the Systems segment for efficiency, which includes plans to consolidate or relocate certain leased locations in the United States to other locations in the United States – including to our new Livermore factory that will be opening in the fourth quarter of fiscal 2021 – and to Germany and Asia. Additionally, we are undertaking actions to adjust capacity for certain legacy and ongoing product offerings. As a result of these changes to certain work locations, we have incurred, or expect to incur, personnel related costs to sever, relocate or retain select employees. We expect the actions defined under these plans will be largely completed by the end of December 2022, except facilities charges which may extend beyond that time.

The restructuring plans are expected to result in FormFactor recording restructuring charges in the aggregate amount of approximately $8.0 to $10.5 million on a GAAP basis, estimated to be comprised primarily of $1.0 to $1.5 million in inventory impairments, $3.5 to $4.5 million in contract and lease termination costs, $2.0 to $2.5 million of cost related to impairment of leasehold improvements, facility exits, and other costs, and $1.0 to $2.0 million of severance and employee-related costs. Of these amounts, FormFactor expects restructuring and other related charges of approximately $4.4 million to be incurred in the third quarter of the current fiscal year.

FormFactor expects approximately $6.5 to $8.0 million of the charges will result in future cash expenditures and approximately $1.5 to $2.5 million in non-cash charges. The financial impact of the actions is expected to reduce the Company’s cost structure by approximately $3.0 to $4.0 million on an annualized basis once the actions are fully implemented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	9/28/2021	By:	/s/ SHAI SHAHAR
			Name:	Shai Shahar
			Title:	Chief Financial Officer